UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2023 (October 31, 2023)

Tredegar Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2023, Tredegar Corporation (the “Company”) entered into a commitment agreement (the “Commitment Agreement”) with Massachusetts Mutual Life Insurance Company (the “Insurer”) pursuant to which the Company purchased a nonparticipating single premium group annuity contract for approximately $157.5 million, which transferred all of the Company’s liabilities associated with the benefits arising under the Tredegar Corporation Retirement Income Plan (the “Plan”) to the Insurer. The purchase of the nonparticipating single premium group annuity contract was funded directly by the assets of the Plan plus an approximately $27.7 million contribution from the Company to fully fund the Plan. The purchase resulted in the transfer of administrative and benefit-paying responsibilities for 2,782 U.S. retirees and beneficiaries, terminated vested and active participants to the Insurer. The Insurer will begin paying benefits for certain retirees and beneficiaries in the Plan on January 1, 2024. There will be no change to the pension benefits for any retirees and beneficiaries as a result of the transaction.

On November 3, 2023, the Plan termination and settlement process for the Company was completed and the relevant Plan obligation was transferred to the Insurer. The Company expects to recognize a non-cash pension settlement charge of approximately $69 million, subject to finalization of actuarial assumptions and other applicable adjustments in the fourth quarter of 2023.

The foregoing description of the Commitment Agreement is not complete and is qualified in its entirety by reference to the entire Commitment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Standard Buyout Commitment Agreement, dated October 31, 2023, by and between Tredegar Corporation and Massachusetts Mutual Life Insurance Company.

104	Cover Page Interactive Data File (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: November 6, 2023	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Vice President, General Counsel and Corporate Secretary